UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

SOUNDBITE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33790	04-3520763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 897-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 12, 2013, the U.S. District Court of the Northern District of Texas dismissed the claims initiated against GameStop Corp. and GameStop Inc., which together we refer to as GameStop, in the class action litigation entitled Karayan v. GameStop Corp. and GameStop Inc., which we refer to as the Karayan Litigation.

As previously disclosed, the Karayan Litigation was filed against GameStop on October 21, 2011, based in part on mobile termination text messages. We were not a named defendant or other party in the Karayan Litigation. As also disclosed previously, on October 21, 2011, we received a notice from GameStop requesting indemnification in connection with the Karayan Litigation, and on January 6, 2012, we delivered a letter agreement to GameStop in which we agreed to indemnify GameStop in relation to certain aspects of the Karayan Litigation.

Following the filing of a Notice of Dismissal by the plaintiff, the court dismissed the Karayan Litigation with prejudice on February 12, 2013. For the purpose of avoiding additional litigation costs, we agreed to pay to the plaintiff, on behalf of GameStop, an immaterial amount, and we effectively have been relieved of any further indemnification obligations to GameStop relating to the Karayan Litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDBITE COMMUNICATIONS, INC.

Date: February 14, 2013	By:	/s/ Robert C. Leahy
Robert C. Leahy
Chief Operating Officer and Chief Financial Officer